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                                                                      Exhibit 1C



                   FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY

I, KIMBERLY S. CICCARELLI, ASSISTANT SECRETARY of FIRST NORTH AMERICAN LIFE ASSURANCE COMPANY (the "Company") do hereby certify that the following is a true and correct copy of the action taken by the Board of Directors of the Company on August 20, 1997, and that the following resolutions are in full force and effect on the date hereof:

     The Manufacturers Life Insurance Company of New York Separate Account D

     RESOLVED, that pursuant to Section 4240 of the New York Insurance Laws, and subject to the approval of the Superintendent of Insurance of New York, the Company does hereby establish a separate account which shall be divided into seventeen (17) variable sub-accounts for use in connection with the offer and sale of group annuity contracts, the issuance of which is hereby authorized. Such separate account is hereby designated as "The Manufacturers Life Insurance Company of New York Separate Account D" and such sub-accounts shall be designated but not limited to the "Developing Markets", "Science & Technology", "Capital Appreciation", "Mid-Cap Growth", "International Stock", "Contra", "Growth Opportunities", " Socially Responsible", "Discovery", "Small-Cap Value", "Mid-Cap Value", "Value", "Growth & Income", "Diversified Capital", "High-Yield", "Income", and "Short-Term Government", respectively; and it is

     FURTHER RESOLVED, that each variable group annuity contract issued by the Company shall provide that the portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any other business the Company may conduct and, consistent with the provisions of Section 4240 of the New York Insurance Laws, as amended, that income, gains and losses, realized or unrealized, from assets allocated to the separate account shall be credited or charged against such account without regard to other income, gains or losses of the Company; and it is

     FURTHER RESOLVED, that, if at any time it is determined that the registration of the separate account is required under the Investment Company Act of 1940 (the "1940 Act"), the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to comply with registration requirements of the 1940 Act as it may be amended from time to time; and it is

     FURTHER RESOLVED, that, if at any time it is determined that the registration of the separate account is required under the Securities Act of 1933, the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to comply with the registration requirements of the Securities Act of 1933 as it may be amended from time to time; and it is


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     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to perform all such acts and do all things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions so as to enable the Company to establish the separate account and issue variable group annuity contracts, including, without limitation: (a) the preparation, execution of, or amendment to, the custodian agreement, underwriting agreements, and such other agreements and documents respecting such separate account or contracts as they may deem necessary or desirable; (b) the determination of the terms and conditions of the variable group annuity contracts herein authorized, and (c) the determination of the jurisdiction or jurisdictions in which action shall be taken to obtain the requisite qualification, registration or authorization for the sale of variable group annuity contracts.

     The Manufacturers Life Insurance Company of New York Separate Account E

     RESOLVED, that pursuant to Section 4240 of the New York Insurance Laws, and subject to the approval of the Superintendent of Insurance of New York, the Company does hereby establish a separate account which shall be divided into twenty-two (22) variable sub-accounts for use in connection with the offer and sale of group annuity contracts, the issuance of which is hereby authorized. Such separate account is hereby designated as "The Manufacturers Life Insurance Company of New York Separate Account E" and such sub-accounts shall be designated but not limited to the "Foreign", "Future Science & Technology", "Future Blue Chip Growth", "Future Equity-Income", "Future Emerging Growth", "Future Capital Appreciation", "Quantitative Equity", "Index Stock", "Future Global Equity", "Future Growth", "Future Real Estate Securities", "Balanced", "Future Value", "Capital Growth Bond", "Future High-Yield", "Future Strategic Bond", "Money Market", "Future Lifestyle Aggressive", "Future Lifestyle Growth", "Future Lifestyle Balanced", "Future Lifestyle Moderate", "Future Lifestyle Conservative", respectively; and it is

     FURTHER RESOLVED, that each variable group annuity contract issued by the Company shall provide that the portion of the assets of the separate account equal to the reserves and other contract liabilities with respect to such account shall not be chargeable with liabilities arising out of any other business the Company may conduct and, consistent with the provisions of Section 4240 of the New York Insurance Laws, as amended, that income, gains and losses, realized or unrealized, from assets allocated to the separate account shall be credited or charged against such account without regard to other income, gains or losses of the Company; and it is

     FURTHER RESOLVED, that, if at any time it is determined that the registration of the separate account is required under the 1940 Act, the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to comply with registration requirements of the 1940 Act as it may be amended from time to time; and it is


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     FURTHER RESOLVED, that, if at any time it is determined that the registration of the separate account is required under the Securities Act of 1933, the officers of the Company are hereby authorized and directed to take all such action as may be necessary or appropriate to cause the separate account to comply with the registration requirements of the Securities Act of 1933 as it may be amended from time to time; and it is

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to perform all such acts and do all things as may, in their judgment and discretion, be necessary or desirable to give full effect to these resolutions so as to enable the Company to establish the separate account and issue variable group annuity contracts, including, without limitation: (a) the preparation, execution of, or amendment to, the custodian agreement, underwriting agreements, and such other agreements and documents respecting such separate account or contracts as they may deem necessary or desirable; (b) the determination of the terms and conditions of the variable group annuity contracts herein authorized, and (c) the determination of the jurisdiction or jurisdictions in which action shall be taken to obtain the requisite qualification, registration or authorization for the sale of variable group annuity contracts.

            Plan of Operations: Approval to Rename Separate Accounts

     WHEREAS, the Board of Directors voted on May 6, 1997 to establish two Variable Life Separate Accounts designated the "FNAL Variable Life Account I" and the "FNAL Variable Life Account II" and a separate account to support the market value adjusted product designated the "FNAL Fixed Separate Account"; and

     WHEREAS, it is recommended that the names of all of the Company's separate accounts be amended, including the prior existing separate account designated the "FNAL Variable Account"; it is

     RESOLVED, that the "FNAL Variable Account" be changed to "The Manufacturers Life Insurance Company of New York Separate Account A"; and it is

     FURTHER RESOLVED, that the "FNAL Variable Life Account I" be changed to "The Manufacturers Life Insurance Company of New York Separate Account B" and the "FNAL Variable Life Account II" be changed to "The Manufacturers Life Insurance Company of New York Separate Account C"; and it is

     FURTHER RESOLVED that the "FNAL Fixed Separate Account" be changed to "The Manufacturers Life Insurance Company of New York Separate Account G", and it is

     FURTHER RESOLVED, that the above changes will be effective concurrently with the effective date of the name change of the Company.

DATED at Boston, Massachusetts as of December 9, 1997.



                           /s/ Kimberely S. Ciccarelli
                           ---------------------------
                             KIMBERLY S. CICCARELLI
                               ASSISTANT SECRETARY



( CORPORATE SEAL)